UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On March 30, 2005, i2 Technologies, Inc. (the “Company”) announced the Company’s commitment to a resizing plan that is expected to reduce Company quarterly operating expenses to below $70 million, down from $85 million in the fourth quarter of 2004. The operating expense reduction is expected to be achieved through a global workforce reduction of up to 15 percent of employees, coupled with additional program and operating expense reductions in most organizations and regions. The principal objective of the resizing plan is to return the Company to profitability. Substantially all notifications to employees pursuant to the resizing are expected to be complete by April 15, 2005.

The Company expects to incur a restructuring charge in the first quarter of 2005. At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05. As permitted by Item 2.05, the Company will file an amendment to this report under Item 2.05 within four business days after the Company makes a determination of such estimate or range of estimates.

A copy of the Company’s press release dated March 30, 2005 announcing the resizing plan is attached to this report as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press release dated March 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Dated: April 5, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 30, 2005